Series Number: 1
For period ending: 12/31/14

48)	Investor, A, C & R
First $1 billion 0.899%
Next $1 billion 0.847%
Next $3 billion 0.817%
Next $5 billion 0.797%
Next $15 billion 0.784%
Next $25 billion 0.782%
Over $50 billion 0.781%

Institutional
First $1 billion 0.699%
Next $1 billion 0.647%
Next $3 billion 0.617%
Next $5 billion 0.597%
Next $15 billion 0.584%
Next $25 billion 0.582%
Over $50 billion 0.581%

R6
First $1 billion 0.649%
Next $1 billion 0.597%
Next $3 billion 0.567%
Next $5 billion 0.547%
Next $15 billion 0.534%
Next $25 billion 0.532%
Over $50 billion 0.531%

72DD)                                1. Total income dividends for which record date passed during the period
Investor Class                                           8,595
Institutional Class                                6,999
2. Dividends for a second class of open-end company shares
A Class                                1,148
C Class                                16
R Class                                2
R6 Class                                263

73A)                      1. Dividends from net investment income
Investor Class                                           $0.2102
Institutional Class                                $0.2377
2. Dividends for a second class of open-end company shares
A Class                                $0.1758
C Class                                $0.0728
R Class                                $0.1415
R6 Class                                $0.2445

74U)                                1. Number of shares outstanding (000's omitted)
Investor Class                                           40,473
Institutional Class                                31,220
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                6,625
C Class                                208
R Class                                14
R6 Class                                1,207

74V)                      1. Net asset value per share (to nearest cent)
Investor Class                                           $13.11
Institutional Class                                $13.11
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $13.07
C Class                                $13.03
R Class                                $13.09
R6 Class                                $13.10

Series Number: 2
For period ending: 12/31/14

48)                      Investor, A, C & R
0.950%

Institutional
0.750%

R6
0.700%

72DD)                                1. Total income dividends for which record date passed during the period
Investor Class                                           484
Institutional Class                                374
2. Dividends for a second class of open-end company shares
A Class                                253
C Class                                67
R Class                                76
R6 Class                                1

73A)                      1. Dividends from net investment income
Investor Class                                           $0.4392
Institutional Class                                $0.4597
2. Dividends for a second class of open-end company shares
A Class                                $0.4137
C Class                                $0.3371
R Class                                $0.3882
R6 Class                                $0.4648

74U)                                1. Number of shares outstanding (000's omitted)
Investor Class                                           1,148
Institutional Class                                852
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                638
C Class                                205
R Class                                204
R6 Class                                3

74V)                      1. Net asset value per share (to nearest cent)
Investor Class                                           $9.80
Institutional Class                                $9.80
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $9.79
C Class                                $9.77
R Class                                $9.78
R6 Class                                $9.80

Series Number: 3
For period ending: 12/31/14

48)                      Investor, A, C & R
0.960%

Institutional
0.760%

R6
0.710%

72DD)                                1. Total income dividends for which record date passed during the period
Investor Class                                           76
Institutional Class                                83
2. Dividends for a second class of open-end company shares
A Class                                75
C Class                                10
R Class                                11
R6 Class                                50

73A)                      1. Dividends from net investment income
Investor Class                                           $0.1178
Institutional Class                                $0.1264
2. Dividends for a second class of open-end company shares
A Class                                $0.1135
C Class                                $0.1002
R Class                                $0.1091
R6 Class                                $0.1287

74U)                                1. Number of shares outstanding (000's omitted)
Investor Class                                           580
Institutional Class                                663
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                664
C Class                                102
R Class                                101
R6 Class                                553

74V)                      1. Net asset value per share (to nearest cent)
Investor Class                                           $9.76
Institutional Class                                $9.76
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $9.75
C Class                                $9.73
R Class                                $9.74
R6 Class                                $9.76